United States Commodity Index Funds Trust	Exhibit 99.1

Monthly Account Statements

For the Month Ended June 30, 2012

	United States Commodity	United States Copper	United States Agriculture	United States Metals	United States Commodity Index
Statements of Income (Loss)	Index Fund	Index Fund	Index Fund	Index Fund	Funds Trust

Income
Realized Trading Gain (Loss) on Futures	$(10,300,312)	$(259,488)	$16,571	$(30,006)	$(10,573,235)
Unrealized Gain (Loss) on Market Value of Futures	19,586,798	344,275	308,741	329	20,240,143
Unrealized Gain (Loss) on Foreign Currency Translations	(99)	-	13	-	(86)
Interest Income	21,926	175	223	67	22,391
ETF Transaction Fees	350	-	-	-	350
Total Income (Loss)	$9,308,663	$84,962	$325,548	$(29,610)	$9,689,563

Expenses
Management Fees	$300,596	$1,254	$2,351	$556	$304,757
Tax Reporting Fees	32,674	-	-	-	32,674
Brokerage Commissions	25,259	118	84	182	25,643
Non-interested Directors' Fees and Expenses	3,593	22	33	9	3,657
Prepaid Insurance Expense	2,131	14	-	-	2,145
Legal Fees	2,008	-	-	-	2,008
Audit Fees	1,644	-	-	-	1,644
Other Expenses	-	6,986	8,250	3,300	18,536
Total Expenses	367,905	8,394	10,718	4,047	391,064
Expense Waiver	-	(6,697)	(7,809)	(3,181)	(17,687)
Net Expenses	$367,905	$1,697	$2,909	$866	$373,377
Net Income (Loss)	$8,940,758	$83,265	$322,639	$(30,476)	$9,316,186

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/12	$387,702,350	$2,374,936	$3,507,438	$-	$393,584,724
Additions	-	-	-	2,500,998	2,500,998
Redemptions	(5,583,866)	-	(1,005)	-	(5,584,871)
Net Income (Loss)	8,940,758	83,265	322,639	(30,476)	9,316,186

Net Asset Value End of Month	$391,059,242	$2,458,201	$3,829,072	$2,470,522	$399,817,037
Net Asset Value Per Unit	$57.51	$24.58	$25.53	$24.70

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Month 6/1/12	6,900,000	100,000	150,040	-	7,150,040
Additions	-	-	-	100,040	100,040
Redemptions	(100,000)	-	(40)	-	(100,040)
Units Outstanding End of Month	6,800,000	100,000	150,000	100,040	7,150,040

To the Unitholders of United States Commodity Index Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended June 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC

1320 Harbor Bay Parkway, Suite 145

Alameda, California 94502